UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38445	36-4787690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 944-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 31, 2025, Helius Medical Technologies, Inc. (the “Company”) received written notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company no longer complies with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”) for continued listing on The Nasdaq Stock Market LLC because the Company’s stockholders’ equity, as reported in the Company’s Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2024, has fallen below $2.5 million. The notice also indicates that the Company does not meet the alternative compliance standards.

As previously disclosed in the Company’s Current Reports on Form 8-K, filed on August 9, 2024 and February 7, 2025 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company received notice from Nasdaq that the Company was not in compliance with the minimum bid price requirement, as set forth in Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), for a period of 30 consecutive business days. As provided in such notice, the Company had a 180-day period, until February 7, 2025, to regain compliance with the Minimum Bid Price Requirement. On February 7, 2025, the Company received a second notification letter from Nasdaq notifying the Company that the 180-day compliance period had expired and that the Company was ineligible for an additional 180-day period due to the Company’s noncompliance with the $5,000,000 minimum stockholders’ equity initial listing requirement for the Nasdaq Capital Market. As a result, the second notification letter informed the Company that its listed common stock would be subject to delisting pending the request of an appeal with regards to this determination. The Company had a hearing with the Nasdaq Hearing Panel on March 18, 2025.

On April 1, 2025, the Company received an additional letter (the “Extension Notice”) from Nasdaq notifying the Company that, following the hearing process with respect to the Company’s deficiency with the Minimum Bid Price Requirement, Nasdaq has granted the Company an extension, until June 30, 2025 to regain compliance with the Minimum Bid Price Requirement as well as the Stockholders’ Equity Requirement.

The Notice and the Extension Notice have no immediate impact on the listing of the Company’s common stock, which will continue to trade on The Nasdaq Stock Market LLC under the symbol “HSDT”. The Company will seek to regain compliance with the Minimum Bid Price Requirement and the Stockholders’ Equity Requirement within the extension period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: April 4, 2025	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer, Treasurer and Secretary

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